Microvast and General Motors Selected by the
U.S. Department of Energy for a $200 Million Grant

HOUSTON, Texas, USA, November 2, 2022 — A wholly-owned subsidiary of Microvast Holdings, Inc. (NASDAQ: MVST) was selected by the U.S. Department of Energy (DOE) in collaboration with General Motors to receive a $200 million grant as part of the first set of projects funded by President Biden’s Bipartisan Infrastructure Law. Over 200 companies applied for $2.8 billion in DOE grant funding and 20 companies were awarded grants.

“It is an honor to be recognized by the DOE and collaborate with General Motors on this important effort to strengthen and accelerate domestic battery supply chain and manufacturing initiatives in North America. This grant will enable Microvast to accelerate its plans to onshore critical battery component manufacturing processes, including mass production of our patented polyaramid separator technology,” said Dr. Wenjuan Mattis, Chief Technology Officer at Microvast. “We expect the safety advantages of our innovative, highly thermally stable polyaramid separators to transform high-energy lithium-ion battery development and drive significant value for the industry," she continued.

“As a U.S. company with existing operations in Tennessee, Florida, Colorado and Texas, we are excited to enhance Microvast’s vertical integration strategy by expanding our domestic footprint and production capabilities to include battery components,” said Shane Smith, Microvast’s Chief Operating Officer. “We expect to source raw materials and equipment from the U.S. or our allies and create hundreds of attractive jobs in our local communities,” he continued.

The $200 million DOE grant, together with a more than $300 million investment from the companies, is expected to support the construction of a new separator manufacturing facility in the U.S. Microvast expects the new separator facility to supply battery components to its existing battery cell manufacturing facility in Clarksville, Tennessee, as well as other customers across the commercial, specialty and passenger electric vehicle (EV) markets, energy storage systems (ESS) and other applications.

A separator is a thin, insulating film between a cathode and an anode, preventing thermal runaway while still allowing for ion transfer. The separator is an essential component in lithium-ion batteries, playing a critical role in battery safety, abuse tolerance and performance. Polyaramid is a high-temperature resistant, fire-retardant aromatic polyamide, which is commonly used in firefighting garments and insulating papers. Microvast holds unique, patented wet-process technology to produce a thin polyaramid base film. Unlike the current widely used polyethylene (PE) and polypropylene (PP) based separators in lithium-ion batteries, which melt at approximately 135°C and 165°C, respectively, Microvast’s patented polyaramid separator is capable of resisting temperatures in excess of 300°C. This high temperature resistance, combined with high porosity, excellent wettability and electrolyte retention, improves the overall safety, fast charging, and cycle-life of lithium-ion batteries in EVs as well as other applications.

Microvast is collaborating with General Motors to develop new separator technology that can help improve EV safety, charging and battery life using intellectual property contributions from both companies, including a coating technology developed in GM’s Research & Development labs in Warren, Michigan.

"This collaboration with Microvast supports GM’s ongoing efforts to develop a North American-focused EV supply chain and help put everyone in an EV,” says Kent Helfrich, Chief Technology Officer and Vice President of Research & Development at General Motors. “It will also provide us with pioneering separator technology that can be used in our future Ultium batteries, and most importantly, supports our continuing commitment to safety.”

“This is truly a remarkable time for manufacturing in America, as President Biden’s Agenda and historic investments supercharge the private sector to ensure our clean energy future is American-made,” said U.S. Secretary of Energy Jennifer M. Granholm. “Producing advanced batteries and components here at home will accelerate the transition away from fossil fuels to meet the strong demand for electric vehicles, creating more good-paying jobs across the country.”

About Microvast

Founded in Houston, Texas in 2006 as a research and technology driven company, Microvast has evolved into a global leader in the design, development and manufacture of battery solutions for mobile and stationary applications. Microvast provides a broad portfolio of fast-charging lithium-ion battery solutions, with different chemistries, performance characteristics and price points to meet the diverse requirements of its customer base. Microvast is renowned for its cutting-edge cell technology and its vertical integration capabilities which extend from core battery chemistry (cathode, anode, electrolyte, and separator) to battery cells, modules and packs.

Since placing its first battery systems into operation in electric buses more than a decade ago, Microvast has expanded its business to serve a broad range of commercial, passenger and specialty vehicles, including mining, material handling, and power vehicles and equipment, as well as grid-scale energy storage applications.

For more information, please visit www.microvast.com or follow us on LinkedIn or Twitter (@microvast).

About DOE Funding

Microvast, in collaboration with General Motors, is a recipient of the first set of projects funded by the President’s Bipartisan Infrastructure Law to expand domestic manufacturing of batteries for EVs and the electrical grid and for materials and components currently imported from other countries. Responsible and sustainable domestic sourcing and processing of the critical materials used to make lithium-ion batteries will strengthen American supply chains, accelerate battery production to meet increased demand, and secure the nation’s economic competitiveness, energy independence, and national security. The $2.8 billion in funding announced by the DOE is the first phase of $7 billion in total provided by the President’s Bipartisan Infrastructure Law to bolster the domestic battery supply chain. DOE’s Office of Manufacturing and Energy Supply Chains (MESC) is responsible for strengthening and securing manufacturing and energy supply chains needed to modernize the nation’s energy infrastructure and support a clean and equitable energy transition. MESC will manage the portfolio of projects with support from DOE’s Office of Energy Efficiency and Renewable Energy’s Vehicle Technologies Office.

As part of the selection process for the DOE grant, Microvast has been invited to negotiate the specific terms of the grant funding. Once the terms have been finalized, the grant funding will remain subject to the conditions precedent and other terms and conditions to be agreed during these negotiations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Microvast’s industry and market sizes, future opportunities for Microvast and the combined company and Microvast’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Contact

Investor Relations
Monica Gould
monica@blueshirtgroup.com
(212) 871-3927
cc: ir@microvast.com
(346) 309-2562

Media
media@microvast.com
(281) 491-9505

Source: Microvast Holdings, Inc.